Exhibit 10.19

OMNIBUS AMENDMENT NO. 1

TO

2021 NOTE FINANCING AGREEMENTS

This Omnibus Amendment No. 1 to 2021 Note Financing Agreements (the “Amendment”), is between Intrinsic Medicine, Inc., a Delaware corporation, located at 500 Yale Avenue North, Seattle, WA 98109 (the “Company”), and the undersigned noteholders party hereto (each, a “Consenting Holder” and collectively, the “Consenting Holders”, and together with the Company, the “Parties”, and each, a “Party”) and is dated as of March 28, 2022.

WHEREAS, the Parties are each a party to that certain Securities Purchase Agreement dated August 31, 2021 (the “Securities Purchase Agreement”) and that certain Security Agreement dated August 31, 2021 (the “Security Agreement”);

WHEREAS, pursuant to the Securities Purchase Agreement, each Consenting Holder, together with each other holder a party thereto, has purchased a 12% Senior Secured Convertible Promissory Note from the Company (each, a “Note” and collectively, the “Notes”) and a Common Stock Purchase Warrant from the Company (each, a “Warrant” and collectively, the “Warrants”, and together with the Notes, the Securities Purchase Agreement and the Security Agreement, the “Financing Agreements”);

WHEREAS, the Parties hereto desire to amend the Securities Purchase Agreement and the Security Agreement, and amend and restate the Notes and the Warrants to, among other things, permit for the additional sale of Notes and issuance of Warrants on terms that will make a potential public offering of the Company’s securities attractive to prospective investors and to extend the maturity date of the Notes to December 31, 2023;

WHEREAS, subject to Section 5.05 of the Securities Purchase Agreement, Section 5(l) of each Warrant, Section 9 of each Note, and Section 19(c) of the Security Agreement, such instruments may be amended or modified upon the written agreement of the Company and the Investors holding at least a majority in principal amount of the Notes then outstanding in the case of the Securities Purchase Agreement, the Warrants and the Notes and 67% or more of the principal amount of the Notes then outstanding in the case of the Security Agreement (the “Required Threshold”);

WHEREAS, the Consenting Holders hold in aggregate the Required Threshold.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Definitions. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Notes.

2. Amendments to Securities Purchase Agreement. As of the Effective Date (defined below), the Securities Purchase Agreement is hereby amended or modified as follows:

a.	The definition of “Exempt Issuance” shall be amended and restated as follows:

““Exempt Issuance” means the issuance of (i) shares of Common Stock issued to Alchemy Advisory LLC or its assignee, (ii) shares of Common Stock, warrants or options issued an agent, advisor or underwriter in any offering by the Company, including to Spartan Capital LLC pursuant to its engagement letter, securities purchase agreement, underwriting agreement or other agreement with the Company, (iii) shares of Common Stock issued to an Investor in repayment or conversion of principal and interest under any Note as agreed upon by the Company and the applicable Investor and shares of Common Stock issued to an Investor upon the exercise of a Warrant, (iv) shares of Common Stock or options issued to employees, officers, directors of, or consultants or advisors to, the Company or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by a majority of the Board of Directors of the Company or committee thereof, (v) shares of Common Stock, warrants, options or convertible securities issued to suppliers or third-party service providers in connection with the provision of goods or services pursuant to transactions approved by a majority of the Board of Directors of the Company or committee thereof, (vi) shares of Common Stock, warrants, options or convertible securities of the Company issued by reason of a dividend, stock split, split-up or other distributions of shares of Common Stock, (vii) shares of Common Stock, warrants, options or convertible securities issued as acquisition consideration pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, (viii) shares of Common Stock, warrants, options or convertible securities issued in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the Board of Directors of the Company or committee thereof, and (ix) shares of Common Stock, warrants, options or convertible securities issued in accordance with the terms of any options or convertible securities outstanding as of the date hereof or in settlement thereof pursuant to an agreement approved by a majority of the Board of Directors of the Company or committee thereof.”

b.	The definition of “Maximum Offering Amount” shall be amended and restated as follows:

““Maximum Offering Amount” means an aggregate Subscription Amount of up to Nine Million U.S. Dollars ($9,000,000).”

c.	Section 5.05 shall be amended and restated as follows:

“Amendments; Waivers. Any provision of this Agreement, the Notes or the Warrants may be waived, modified, supplemented or amended upon a written instrument signed, in the case of an amendment, modification or supplementation, by the Company and the Investors holding at least a majority in principal amount of the Notes then outstanding or, in the case of a waiver, by the party against whom such waiver is sought to be enforced. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any amendment or waiver effected in accordance with this paragraph shall be binding upon all of the parties hereto.”

d.	The form of Note attached as Appendix B to the Securities Purchase Agreement shall be deleted and replaced with the form of 12% Secured Convertible Promissory Note attached hereto as Exhibit A.

e.	The form of Warrant attached as Appendix C to the Securities Purchase Agreement shall be deleted and replaced with the form of Warrant for Common Stock attached hereto as Exhibit B.

3. Amendment to Security Agreement. As of the Effective Date, Section 14 of the Security Agreement is hereby deleted in its entirety and replaced with the following:

“Term of Agreement. This Agreement and the Collateral shall terminate on the earlier of (i) the date on which all payments owed under the Notes have been indefeasibly paid in full or when all Notes have been converted in accordance with the terms thereof, or (ii) the date on which all payments owed under the Notes held by Target Capital 4, LLC have been indefeasibly paid in full or have been fully converted in accordance with the terms thereof.”

4. Amendment to the Outstanding Notes. As of the Effective Date, each outstanding Note shall be amended and restated in the form of the 12% Secured Convertible Promissory Note attached hereto as Exhibit A.

5. Amendment to the Outstanding Warrants. As of the Effective Date, each outstanding Warrant shall be amended and restated in the form of the Common Stock Purchase Warrant attached hereto as Exhibit B.

6. Date of Effectiveness. This Amendment shall be effective as of the date on which the Company first receives executed counterpart signature pages to this Amendment from Consenting Holders satisfying the Required Threshold (the “Effective Date”), at which time this Amendment shall be binding on each Investor.

7. Registration. For avoidance of doubt, all shares of Common Stock issuable upon the conversion of the Notes and the exercise of the Warrants shall be registered in the Company’s publicly filed registration statement for its initial public offering to be filed with the Securities and Exchange Commission.

8. Miscellaneous.

a.	This Amendment is governed by and construed in accordance with, the laws of the State of Arizona, without regard to the conflict of laws provisions of such State.

b.

This Amendment, including the preamble hereof, shall constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. Except as expressly modified by this Amendment, the Financing Agreements shall remain unmodified and in full force and effect and are hereby ratified and confirmed by the parties in all respects. This Amendment and the matters set forth herein shall be governed by the terms and conditions of the Financing Agreements, as amended hereby, which are incorporated by reference into this Amendment. This Amendment shall be construed as one with the Financing Agreements, and the Financing Agreements shall, where the context requires, be read and construed throughout so as to incorporate this Amendment. If there is any conflict between the terms and provisions of this Amendment and the terms and provisions of the Financing Agreements, the terms and provisions of this Amendment shall govern.

c.

This Amendment may be executed in counterparts, each of which is deemed an original, but all of which constitute one and the same agreement. Delivery of an executed counterpart of this Amendment electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment.

[Signature Page Follows. Remainder of Page Intentionally Blank.]

IN WITNESS WHEREOF, the Parties hereto have executed this Omnibus Amendment No. 1 to 2021 Note Financing Agreements to become effective on the date signed by the last Party to sign it (as indicated by the date associated with that Party’s signature below).

INTRINSIC MEDICINE, INC.

/s/ Alex Martinez
Alex Martinez
Chief Executive Officer 500 Yale Avenue North
Seattle, WA 98109

Date March 28, 2022

TARGET CAPITAL 4, LLC

/s/ Dmitriy Shapiro
Dmitriy Shapiro
Manager 13600 Carr 968, Apt 64,
Rio Grande, Puerto Rico, 00745

Date March 29, 2022

[Signature Page to Omnibus Amendment No. 1 to 2021 Note Financing Agreement]

Exhibit A

Form of 12% Secured Convertible Promissory Note

Exhibit B

Form of Common Stock Purchase Warrant